SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                                  April 3, 1998
                                  -------------
                Date of Report (Date of earliest event reported)



                               INNOVUS CORPORATION
                               -------------------
             (Exact name of Registrant as specified in its charter)




           Delaware                   0-26790                 87-0461856
           --------                   -------                 ----------
       (State or other       (Commission File Number)        (IRS Employer
       jurisdiction of                                      Identification
        Incorporation)                                           No.)


                           392 E. 12300 South, Suite J
                                Draper, UT 84020
                                ----------------
                    (Address of principal executive offices)
                                   (Zip Code)



                                 (801) 576-9333
                                 --------------
              (Registrant's telephone number, including area code)

Item 5.           Other Information

         I. On April 3, 1998, Innovus Corporation issued the following press release:


For Immediate Release
April 3, 1998

                               Innovus Corporation
                 Announces Unaudited Year-end Financial Results

(Salt Lake City, Utah) April 3, 1998 - Innovus Corporation, (BB: INUS) announced today that it has filed an extension for the filing of its Form 10-KSB for the year ended December 31, 1997 and has not yet completed its audited financial statements for the year.

         Due to lack of resources, Innovus has furloughed substantially all of its employees and ceased active marketing of its software. Based on preliminary, unaudited financial information, Innovus anticipates that it will report total revenue for 1997 of approximately $259,000, costs of sales of approximately
$882,000, loss from operations of approximately $2,754,000 and a net loss of approximately $4,542,000. Innovus also anticipates reporting a deficit in working capital at year-end of approximately $578,000. Prior to any further adjustments to the carrying value of the $731,679 of software development costs, stockholders equity at year end was approximately $165,000. All of such amounts are approximations and are subject to adjustment upon audit.

         Innovus is attempting to complete its audit and file the Form 10-KSB by the April 15, 1998 extended due date. Innovus cannot state with certainty that the Form can be filed by such date.

------------

Statements in this press release, including estimates of unaudited financial information, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are subject to risks and uncertainties that could cause actual results to differ materially. Actual results may differ from such forward-looking statements as a result of a number of factors, including but not limited to audit adjustments, revaluation of assets, ability to obtain necessary capital or financing, shifts in market demand, general economic conditions and other risks and uncertainties discussed in periodic reports filed by Innovus with the Securities and Exchange Commission. As a result, no assurance can be given as to future results

II. On April 6, 1998, Innovus Corporation issued the following press release:

  Innovus Corporation Signs Letter of Intent to Purchase Intermark Corporation


    SALT LAKE CITY, April 6 - Innovus Corporation, (OTC Bulletin Board: INUS) announced today it has entered into a letter of intent to acquire the total outstanding shares of Intermark Corporation, of Newport Beach, California, a publisher and marketer of personal computer software.

         Under the proposed terms of the acquisition, the former Intermark shareholders would acquire Innovus common shares representing approximately 75% of the shares to be outstanding on a fully diluted basis. It is anticipated that nominees of Intermark will control the Innovus Board of Directors and Thomas Hemingway, CEO of Intermark, will be appointed as CEO of Innovus. Consummation of the transaction is subject to negotiation of a definitive agreement, completion of due diligence, necessary shareholder approvals and other typical conditions.

     Innovus creates full-featured multimedia tools with a very easy to use, point-and-click interface. These tools enable users to combine multimedia elements (audio, video, animations, graphics and text) with information from nearly any database, web servers and other applications. Innovus is an ideal tool for creating sales presentations, computer-based training applications and a variety of electronic catalogs.

     Intermark Corporation of Newport Beach, California, sells, distributes and publishes software products for over twelve software companies. Intermark is the first single source organization to offer software developers a comprehensive, logical and effective way to sell their products through Electronic Software Distribution. Electronic Software Distribution (ESD) allows an organization to purchase and install software of their choice over the Internet. This delivery mechanism works with most PC software.

     For more information contact Intermark Corporation at (714) 833-1220 or visit the company web site at http://www.imarkmall.com.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     INNOVUS CORPORATION



Date:  April 6, 1998.                       By  /s/ Terry Haas
                                                ----------------------------
                                                Terry Haas, President